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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ]  Definitive proxy statement
[X]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           WEIRTON STEEL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           WEIRTON STEEL CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing party:

     (4) Date filed:

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WEIRTON                                    Contact: Gregg Warren, Director
STEEL CORPORATION                                   Corporate Communications
NEWS &                                              and Government Relations
INFORMATION                                         (304) 797-2828

                                              Date:  December 4, 2002

WEIRTON STEEL CORPORATION
400 THREE SPRINGS DRIVE/WEIRTON, WV 26062              FOR IMMEDIATE RELEASE


             WEIRTON STEEL REMINDS SHAREHOLDERS OF VOTING DEADLINES

     WEIRTON, W. VA.-- Weirton Steel Corp. today issued a reminder to shareholders about deadlines to vote their proxies for the proposed changes to the company's charter and bylaws.

     ESOP shareholders who hold common and/or preferred stock have until Dec. 9, at 5 p.m., to vote their shares. If ESOP shareholders do not vote, the ESOP trustee will vote their shares in the same ratio as other ESOP shareholders have voted.

     Beneficial owners of common stock -- those who hold shares in a broker, bank or other nominee account -- may vote their shares up until the time of the annual meeting, which will be held Dec. 11, beginning at 6 p.m., at the Serbian-American Cultural Center, Colliers Way, Weirton.

     Unlike a ballot for government officeholders and issues, if beneficial owners of common stock fail to vote, their abstentions count as if they were 'no' votes," according to officials of the company, the Independent Steelworkers Union and the Independent Guard Union.